FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2007

DUSKA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada ------------------------	000-33023 ---------------------	86-0982792 ---------------------------------
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwd, PA 19004
(Address of principal execute offices, including zip code)

(610) 660-6690
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2007, Jane Kinsel, David G. Benditt and Donald McAfee resigned from our Board of Directors, effective immediately. The resignation of Ms. Kinsel, Mr. Benditt and Mr. McAcfee did not stem from any disagreement with the Company.

On September 21, 2007, the Board of Directors (the “Board”) of the Company appointed James S. Kuo, as the Company’s Chief Executive Officer, effective September 26, 2007. Mr. Kuo has been the Chief Executive Officer of Biomicro Systems, Inc. in Salt Lake City, Utah from 2003 to 2006, a pharmaceutical company that that develops and markets novel microfluidic and microarray research tools. From 2001 to 2002, Mr. Kuo served as Chief Executive Officer to Microbiotix, Inc., a privately-held biotechnology company based in Worcester, Massachusetts. Mr. Kuo received his Master of Business Administration from the Wharton School of the University of Pennsylvania, a Doctor of Medicine from the University of Pennsylvania School of Medicine, and a Bachelor of Arts from Haverford College in Pennsylvania.

The Company entered into an Employment Agreement with Mr. Kuo dated September 26, 2007. The Employment agreement may be terminated by either party upon 30 days’ written notice. The agreement stipulates that Mr. Kuo’s position as Chief Executive Officer shall commence on September 26, 2007, that he shall be paid a salary of $250,000, and that the Company shall grant him options to purchase 4,498,203 shares of the Company's stock. Options to purchase 1,124,551 shares at an exercise price of $0.50 per share shall vest on September 26, 2007. Options to purchase 2,249,102 shares at an exercise price of $0.75 per share shall vest ratably over the next 24 months. Options to purchase the remaining 1,124,550 shares at an exercise price of $1.00 per share shall vest ratably over the 25th through the 36th month after the commencement of Mr. Kuo's employment. Any unvested stock options will immediately vest and become exercisable upon the closing of a merger or sale of substantially all of the Company’s assets. Mr. Kuo is also entitled to receive an annual bonus of up to 35% of his base salary upon the achievement of written objectives established by the Company’s Board of Directors. A copy of Mr. Kuo’s employment agreement with the Company is filed as Exhibit 10.1 hereto.

A copy of the Employment Agreement is filed as an exhibit to this Current Report on Form 8-K. The summary of this agreement set forth above is qualified by reference to such exhibits.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Duska Therapeutics, Inc. and James S. Kuo, dated September 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSKA THERAPEUTICS, INC.
(Registrant)
Date:October 2, 2007	By:	/s/ Wayne Lorgus
Name:Wayne Lorgus
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Duska Therapeutics, Inc. and James S. Kuo, dated September 26, 2007.